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                                                                    Exhibit 10.2

         CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT
         ---------------------------------------------------------------

     THIS AGREEMENT is made this ____ day of __________, 2002 (the "Agreement"), by and between ManTech International Corporation, a Delaware corporation that is the successor to a New Jersey corporation of the same name ("ManTech"), and ____________ (the "Executive").

                                   WITNESSETH
                                   ----------

     WHEREAS, the Executive is presently an employee of ManTech and/or one or more of its subsidiaries;

     WHEREAS, in the course of employment with ManTech and/or any of its subsidiaries (collectively, the "Employer"), the Executive has and will continue to come into possession of the trade secrets, competitive strengths, business plans and/or other proprietary or confidential information regarding the business and operations of Employer;

     WHEREAS, Employer wishes to gain additional protections that the Executive will not (i) disclose proprietary or confidential information or (ii) use such information in a manner that advances the interests of persons or entities other than Employer;

     WHEREAS, Employer has proposed and Executive hereby agrees that this confidentiality, non-competition and non-solicitation agreement constitutes a reasonable means for Employer to achieve it's goal of protecting its proprietary or confidential information; and

     WHEREAS, as consideration for entering into this Agreement, Employer agrees to grant to the Executive options to purchase shares of Class A common stock of ManTech, which options are subject to vesting and expiration terms that are contingent upon Executive's continued employment with Employer;

     NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Executive hereby agree as follows:

     1. Grant of Options. In consideration for entering into this Agreement,
        ----------------
ManTech hereby agrees to grant to the Executive options to purchase up to ____________ shares of Class A common stock of ManTech. Such options shall be granted pursuant to the terms of Management Incentive Plan, shall have an exercise price equal to the price at which ManTech's Class A common stock is offered to the public in its initial public offering, and shall be subject to vesting and expiration terms that are contingent upon the Executive's continued employment with the Employer and such other terms and conditions set forth in the grant agreement. Such options shall not be treated as incentive stock options under Section 422 of the Internal Revenue Code.

     2. Confidentiality, Non-Competition and Non-Solicitation. In consideration
        -----------------------------------------------------
for the grant of options pursuant to Section 1 above, the Executive hereby agrees as follows:

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             (a)  That both during the term of Executive's employment with
Employer and thereafter, Executive will not publish or otherwise disclose to persons outside the Employer, without specific permission from Employer, any Employer proprietary or confidential information which Executive learns or acquires during the course of employment with or as a result of performing services with Employer, and will not use such information in any way which might be detrimental to the interests of the Employer. For purposes of this Agreement, proprietary or confidential information includes, but is not limited to:

                  (i) All information not generally known to the public or within the federal, state or local government market(s) or the commercial market(s) in which the Employer offers or provides its services, solutions or products, pertaining to the Employer's marketing, bidding or cost plans, strategies, forecasts or projections; practices, procedures, policies, goals or objectives pertaining to the foregoing; contract proposals, contract bids which have been prepared or submitted or which are proposed to be prepared or submitted, or bidding and pricing techniques; information on Employer's cost structure; quoting and pricing practices, procedures and policies; customer data including customer list, contracts, contacts, representatives, requirements and needs, specifications, data provided by or about prospective customers; supplier information, including joint venture and subcontractor proposals; employee and consultants' identities, skills, resumes, records and lists; and the physical embodiments of any of the foregoing information.

                  (ii) All information concerning or relating to the way the Employer conducts its business which is not generally known to the public or within the federal, state or local government market(s) or the commercial market(s) in which the Employer offers or provides its services, solutions or products (such as Employer contracts, internal business procedures, controls, plans, licensing techniques and practices, supplier, subcontractor and prime contractor names and contacts and other vendor information, Employer processes, techniques, data, computer system passwords and other computer security controls, financial information, and distributor information) and the physical embodiments of such information (such as check lists, samples, service and operational manuals, contracts, proposals, printouts, correspondence, forms, listings, ledgers, financial statements, financial reports, financial and operational analyses, financial and operational studies, management reports of every kind, databases, and any other written or machine-readable expression of such information as are filed in any tangible media).

                  (iii) All information not generally known to the public or within the federal, state or local government market(s) or the commercial market(s) in which the Employer offers or provides its services, solutions or products concerning development of new products, services or solutions, negotiations for new business ventures or acquisitions, future business or acquisition plans, and similar information and the physical embodiments of such information.

                  (iv) Information which is not a public record and is not generally known to the public or within the federal, state or local government market(s) or the commercial market(s) in which the Employer offers or provides its services, solutions or products regarding litigation and potential litigation matters and the physical embodiments of such information.

                  (v) Any information which (i) is not generally known to the public or within the federal, state or local government market(s) or the commercial market(s) in which the

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Employer offers or provides its services, solutions or products, (ii) gives the
Employer a significant advantage over its or their competitors, or (iii) has significant economic value or potentially significant economic value to the Employer, including the physical embodiments of such information.

         (b) That both during the term of Executive's employment with Employer and for a period of one (1) year following the Executive's termination of employment with Employer, the Executive will not:

                        (i) directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, consultant, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of any business which competes with any services, solutions or products conducted, offered or provided by the Employer (including by any group, division or subsidiary of the Employer) (any such service, solution or product, an "Employer Operation"), to any federal, state or local government market(s) or the commercial market(s) if such Employer Operation is being conducted or developed at any time during the term of Executive's employment with Employer and at the later time in question;

                        (ii) directly or indirectly, solicit any customer or any former or prospective customer of the Employer with a view to inducing such customer to enter into an agreement, or otherwise do business, involving an Employer Operation with any competitor or attempt to induce any customer to terminate its relationship with the Employer or to not enter into a relationship with the Employer, as the case may be; or

                        (iii) solicit or attempt to solicit the employment of any employee of the Employer, or any person employed by the Employer during the prior six (6) month period, or attempt to solicit or induce any such employee or person to leave the employ of the Employer.

         (c) That in the event any provision of this Section 2 shall be challenged by Executive or deemed to be unenforceable by a court of competent jurisdiction, Employer's obligation under Section 1 hereof shall be extinguished and Employer shall have the right to cancel any options granted under Section 1, to the extent such options have not been exercised in full.

         3.   Survival. Executive agrees that the restrictions in Section 2
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shall survive the termination of Executive's employment with Employer, regardless of the expiration, exercise, failure to exercise, vesting or failure to vest, or termination of the options provided for under Section 1.

         4.   Specific Enforcement; Extension of Period.
              -----------------------------------------

              (a)  Executive acknowledges that the restrictions contained in
Section 2 hereof are reasonable and necessary to protect the legitimate interests of the Employer and that Employer would not have granted the options provided for in Section 1 in the absence of such restrictions. Executive also acknowledges that any breach by him of Section 2 hereof will cause continuing and irreparable injury to Employer for which monetary damages would not be an adequate remedy. Executive shall not, in any action or proceeding by Employer to enforce Section 2 of this Agreement, assert the claim or defense that an adequate remedy at law exists.

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In the event of such breach by Executive, Employer shall have the right to enforce the provisions of Section 2 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies at law or in equity otherwise available to the Employer.

              (b) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAW EXCEPT TO THE EXTENT SUCH PRINCIPLES PERMIT THE APPLICATION OF VIRGINIA LAW OR JURISDICTION AND VENUE IN COURTS WITHIN VIRGINIA. ANY DISPUTE HEREUNDER SHALL BE LITIGATED IN FEDERAL DISTRICT COURT IN THE EASTERN DISTRICT OF VIRGINIA OR, IF JURISDICTION CANNOT BE OBTAINED IN SUCH COURT, IN THE STATE COURT WHOSE JURISDICTION INCLUDES THE PRINCIPAL EXECUTIVE OFFICE OF MANTECH.

              (c) All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, including without limitation in the event that the provisions of Section 2 should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, such finding will in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision will be deemed modified so that it will be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court shall limit this Agreement to render it reasonable in light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

         4.   Miscellaneous.
              -------------

              (a) This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

              (b) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

              (c) This Agreement shall inure to the benefit of and be binding upon Employer and its and their successors or assigns and Executive and his executors, administrators or heirs. Executive may not assign any obligations or responsibilities under this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of Employer.

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           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Executive                                   MANTECH INTERNATIONAL CORPORATION

____________________________________        __________________________________
signature                                   Print Name:
                                            Title:
____________________________________
print name

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